UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

REGENXBIO Inc. (the “Company”) is furnishing a corporate presentation which it may use from time to time in conversations with investors and analysts beginning September 12, 2016. A copy of the presentation will be available on the Company’s website. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company expressly disclaims any obligation to update the corporate presentation or any other information available on or through its website, and cautions that the information set forth therein is only accurate as of the date indicated on such materials. The inclusion of any data or statements in the corporate presentation (or available on or through the Company’s website) does not signify that such information is considered material.

The Company faces many challenges and risks in the industry in which the Company operates. The corporate presentation contains forward-looking statements that involve risks and uncertainties many of which are beyond the Company’s control. The Company’s actual results may differ materially from those discussed in any forward-looking statement because of various factors, including those described under “Forward-Looking Statements” in the corporate presentation. Please see “Forward-Looking Statements” in the corporate presentation for additional information about the known material risks that the Company faces.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Corporate Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: September 12, 2016	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	REGENXBIO Inc. Corporate Presentation.